EXHIBIT 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On January 31, 2018, Applied Industrial Technologies, Inc. (“Applied” or the “Company”) completed the acquisition of all the issued and outstanding shares of FCX Performance, Inc. (“FCX”) pursuant to an Agreement and Plan of Merger dated as of January 9, 2018 among the Company and FCX. The following unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations are presented to reflect the effects of this acquisition and the related financing.
The unaudited pro forma condensed combined balance sheet has been prepared to combine the December 31, 2017 unaudited balance sheet of Applied with the September 30, 2017 unaudited balance sheet of FCX to reflect the transaction as if it had occurred on December 31, 2017. The year ended June 30, 2017 unaudited pro forma condensed combined statement of operations combines the audited fiscal year ended June 30, 2017 results of Applied with the unaudited twelve months ended March 31, 2017 results of FCX as if the transaction had occurred on July 1, 2016. The six months ended December 31, 2017 unaudited pro forma condensed combined statement of operations combines the unaudited six months ended December 31, 2017 results of Applied with the unaudited six months ended September 30, 2017 results of FCX as if the transaction had occurred July 1, 2016.
The pro forma information was prepared based on the historical financial statements and related notes of Applied and FCX, as adjusted for the pro forma impact of applying the acquisition method accounting in accordance with Generally Accepted Accounting Principles in the United States (“US GAAP”). The pro forma adjustments are based upon available information and assumptions that Company management believes are factually supportable and are expected to have a continuing impact on the results of the Company after the acquisition. The allocation of the purchase price of the FCX acquisition reflected in these unaudited pro forma condensed combined financial statements has been based upon preliminary estimates of the fair value of assets acquired and liabilities assumed. The pro forma adjustments are therefore preliminary and have been prepared to illustrate the estimated effect of the acquisition.
The Company estimated the preliminary fair value of FCX’s assets and liabilities based on discussion with FCX’s management, due diligence and work performed by a third-party valuation specialist. Additionally, management has not completed a full evaluation of FCX’s accounting and business practices, and any changes identified may impact the future combined operating results. As the Company further reviews the transaction, increases or decreases in the fair value of relevant balance sheet amounts may result in adjustments, which may result in material differences from the information presented in this Form 8-K/A. The Company has also reflected adjustments related to the financing of the acquisition of FCX.
In addition to purchase accounting and financing adjustments, certain items have been reclassified from FCX’s historical financial statement information to align the presentation of those financial statements with Applied’s financial statement presentation.
The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been achieved had Applied and FCX been a combined company during the respective periods presented.
The assumptions and estimates underlying the unaudited adjustments to the unaudited pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the unaudited pro forma condensed combined financial statements.
The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K and quarterly report on Form 10-Q, and FCX’s historical information included in this Form 8-K/A.

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AT DECEMBER 31, 2017
(In Thousands)

	Applied December 31, 2017	FCX September 30, 2017	Pro Forma Adjustments	Note	Financing Adjustments	Note	Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$85,324	$1,007	$(784,281)	4 (a)	$765,870	5 (a)	$67,920
Accounts receivable	393,706	50,429	—		—		444,135
Inventories	386,943	32,059	2,050	4 (b)	—		421,052
Other current assets	37,538	2,807	—		213	5 (b)	40,558
Total current assets	903,511	86,302	(782,231)		766,083		973,665
Property, net	111,962	5,545	—		—		117,507
Identifiable intangibles, net	153,432	145,026	159,974	4 (c)	—		458,432
Goodwill	209,001	212,874	283,184	4 (d)	—		705,059
Deferred tax assets	9,543	—	(8,117)	4 (e)	—		1,426
Other assets	18,433	503	—		851	5 (b)	19,787
TOTAL ASSETS	$1,405,882	$450,250	$(347,190)		$766,934		$2,275,876

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$165,634	$25,238	$—		$—		$190,872
Current portion of long-term debt	6,378	1,900	(1,624)	4 (f)	7,929	5 (c)	14,583
Compensation and related benefits	48,726	5,986	—		—		54,712
Other current liabilities	50,889	6,645	2,705	4 (g)	(31)	5 (d)	60,208
Total current liabilities	271,627	39,769	1,081		7,898		320,375
Long-term debt	306,579	225,508	(225,227)	4 (f)	763,588	5 (c)	1,070,448
Postemployment benefits	14,022	—	—		—		14,022
Other liabilities	34,392	47,266	17,368	4 (h)	—		99,026
TOTAL LIABILITIES	626,620	312,543	(206,778)		771,486		1,503,871
Shareholders’ equity
Preferred stock	—	—	—		—		—
Common stock	10,000	—	—		—		10,000
Members' equity	—	137,707	(137,707)	4 (i)	—		—
Additional paid-in capital	166,008	—	—		—		166,008
Retained earnings	1,087,156	—	(2,705)	4 (g)	(4,552)	5 (e)	1,079,899
Treasury shares	(404,288)	—	—		—		(404,288)
Accumulated other comprehensive loss	(79,614)	—	—		—		(79,614)
TOTAL SHAREHOLDERS’ EQUITY	779,262	137,707	(140,412)		(4,552)		772,005
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,405,882	$450,250	$(347,190)		$766,934		$2,275,876

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2017
(In thousands, except per share amounts)

	Applied December 31, 2017	FCX September 30, 2017	Pro Forma Adjustments	Note	Financing Adjustments	Note	Pro Forma
Net Sales	$1,347,888	$190,614	$—		$—		$1,538,502
Cost of Sales	967,104	125,140	—		—		1,092,244
Gross Profit	380,784	65,474	—		—		446,258
Selling, Distribution and Administrative, including depreciation	282,232	52,194	6,477	4 (j)	—		340,903
Operating Income	98,552	13,280	(6,477)		—		105,355
Interest Expense, net	4,305	8,806	—		5,781	5 (f)	18,892
Other Income, net	(731)	—	—		—		(731)
Income Before Income Taxes	94,978	4,474	(6,477)		(5,781)		87,194
Income Tax Expense	30,307	285	(17,482)	4 (k)	(2,197)	5 (g)	10,913
Net Income	$64,671	$4,189	$11,005		$(3,584)		$76,281
Net Income Per Share - Basic	$1.67	$—	$—		$—		$1.96
Net Income Per Share - Diluted	$1.65	$—	$—		$—		$1.94
Weighted average common shares outstanding for basic computation	38,824	—	—		—		38,824
Dilutive effect of potential common shares	446	—	—		—		446
Weighted average common shares outstanding for diluted computation	39,270	39,270	39,270		39,270		39,270

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2017
(In thousands, except per share amounts)

	Applied June 30, 2017	FCX March 31, 2017	Pro Forma Adjustments	Note	Financing Adjustments	Note	Pro Forma
Net Sales	$2,593,746	$332,360	$—		$—		$2,926,106
Cost of Sales	1,856,051	219,923	—		—		2,075,974
Gross Profit	737,695	112,437	—		—		850,132
Selling, Distribution and Administrative, including depreciation	563,105	93,461	12,758	4 (j)	—		669,324
Operating Income	174,590	18,976	(12,758)		—		180,808
Interest Expense, net	8,541	16,639	—		12,508	5 (f)	37,688
Other Income, net	(917)	—	—		—		(917)
Income Before Income Taxes	166,966	2,337	(12,758)		(12,508)		144,037
Income Tax Expense	33,056	437	(4,848)	4 (k)	(4,753)	5 (g)	23,892
Net Income	$133,910	$1,900	$(7,910)		$(7,755)		$120,145
Net Income Per Share - Basic	$3.43	$—	$—		$—		$3.08
Net Income Per Share - Diluted	$3.40	$—	$—		$—		$3.05
Weighted average common shares outstanding for basic computation	39,013	—	—		—		39,013
Dilutive effect of potential common shares	391	—	—		—		391
Weighted average common shares outstanding for diluted computation	39,404	—	—		—		39,404

Note 1 – Description of the Transaction
On January 31, 2018, Applied Industrial Technologies Inc. (“Applied” or the “Company”) completed the acquisition via merger of all of the outstanding shares of FCX Performance, Inc. (“FCX”), a Columbus, Ohio based distributor of specialty process flow control products and services. FCX operates 68 locations with approximately 1,000 employees. The total consideration transferred for the acquisition was approximately $784 million, which was financed by cash-on-hand and a new credit facility comprised of a $780 million Term Loan A and $250 million revolver (the “Credit Facility”), effective with the transaction closing. This Credit Facility was used to finance the transaction, as well as to repay the Company's existing term loan outstanding prior to the acquisition date.
Note 2 – Basis of Pro Forma Presentation
The unaudited pro forma condensed combined balance sheet has been prepared to combine the December 31, 2017 unaudited balance sheet of Applied with the September 30, 2017 unaudited balance sheet of FCX to reflect the transaction as if it had occurred on December 31, 2017. The year ended June 30, 2017 unaudited pro forma condensed combined statement of operations combines the audited fiscal year ended June 30, 2017 results of Applied with the unaudited twelve months ended March 31, 2017 results of FCX as if the transaction had occurred on July 1, 2016. The six months ended December 31, 2017 unaudited pro forma condensed combined statement of operations combines the unaudited six months ended December 31, 2017 results of Applied with the unaudited six months ended September 30, 2017 results of FCX as if the transaction had occurred July 1, 2016.
Certain reclassifications have been made to the FCX financial statements to conform to Applied’s presentation. Such reclassifications have no effect on the net income recorded.
The unaudited pro forma condensed combined financial statements should be read in conjunction with Applied’s historical consolidated financial statements and related notes included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2017 filed with the U.S. Securities and Exchange Commission (“SEC”) on August 18, 2017 and the Quarterly Report on Form 10-Q for the period ended December 31, 2017 filed with the SEC on January 26, 2018; as well as FCX’s historical consolidated financial statements and related notes included as exhibits 99.1, 99.2 and 99.3 to this Current Report Form 8-K/A.
The unaudited pro forma condensed combined financial statements have been prepared for informational and illustrative purposes in accordance with the rules and regulations of the SEC, including Article 11 of Regulation S-X under the Securities Act. Such information is preliminary based on currently available information, assumptions and adjustments that the Company believes are reasonable, however, the ultimate amounts recorded may be different. The Company’s historical condensed consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the FCX acquisition (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the consolidated financial results. These financial statements are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been achieved had Applied and FCX been a combined company during the respective periods presented.
The Company expects to incur costs and realize benefits associated with integrating the operations of Applied and FCX. The unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities, future anticipated synergies or any non-recurring charges directly related to the acquisition that the combined Company may incur upon completion of the transaction.

Note 3 – Estimated Preliminary Purchase Price Consideration
On January 31, 2018, the Company acquired FCX for total consideration of approximately $784 million. The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of FCX based on management’s best estimates of fair value. The excess of the consideration transferred over the estimated fair market value of the acquired identifiable net assets has been recorded as goodwill. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, purchase accounting adjustments are preliminary and have been made solely for illustrative purposes. The purchase accounting will be finalized within one year from the acquisition date.
The following table summarizes the preliminary allocation of the purchase price for FCX as to the acquired identifiable assets, liabilities assumed and pro forma goodwill (amounts in thousands):

Cash	$1,007
Accounts receivable	50,429
Inventory	34,109
Other current assets	2,807
Property, plant & equipment	5,545
Intangible assets	305,000
Goodwill	496,058
Other assets	503
Total assets acquired	$895,458
Accounts payable & accrued liabilities	41,263
Notes payable	557
Other liabilities	69,357
Net assets acquired	$784,281
Note 4 – Pro forma Adjustments (amounts in thousands)
The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the pro forma condensed combined financial information:

(a)	The pro forma adjustment of $784,281 to cash and cash equivalents reflects the consideration transferred for the acquisition.

(b)	The pro forma adjustment to inventory of $2,050 is to adjust the inventory of FCX to its estimated fair market value.

(c)
The preliminary estimated fair market values of the acquired intangible assets and their estimated useful lives were calculated by a third-party valuation specialist. The pro forma net adjustments to identifiable intangibles, net represent the reversal of existing FCX intangible assets offset by the recording of the fair market values of the intangible assets acquired, and are as follows:

	FCX value as of September 30, 2017	Adjustment	Total intangibles	Estimated useful lives (in years)
Trade name	$13,660	$57,340	$71,000	10
Customer relationships	130,134	103,866	234,000	20
Non-compete agreement	1,232	(1,232)	—	n/a
Total intangible asset	$145,026	$159,974	$305,000	n/a

(d)	The pro forma adjustment to goodwill of $283,184 reflects the consideration transferred for the acquisition less the fair market value of the acquired net assets.

(e)	The pro forma adjustment to deferred tax assets reflects a reclassification of Applied U.S. deferred tax balances due to jurisdictional netting.

(f)	The pro forma adjustments to current portion of long-term debt of $1,624 and to long-term debt of $225,227 reflects the pay down of FCX's outstanding long-term debt.

(g)	The pro forma adjustment to other current liabilities and retained earnings reflects non-recurring acquisition costs related to FCX.

(h)	The pro forma adjustments for deferred tax liabilities are as follows:

Tax effect of inventory adjustment	$513
Tax effect of intangible adjustment	39,993
Effect of remeasurement of existing FCX deferred taxes due to U.S. tax reform	(15,021)
Reclassification (see note 4 (e))	(8,117)
Total deferred tax adjustment	$17,368

(i)	The pro forma adjustment to members’ equity is to eliminate the historical members' equity of FCX.

(j)	The pro forma adjustments for amortization of acquired intangible assets and the reversal of the amortization of prior FCX intangible assets are as follows:

	Six months ended	Twelve months ended
	December 31, 2017	June 30, 2017
Trade names	$3,550	$7,100
Customer relationships	9,108	18,216
Reversal of FCX amortization	(6,181)	(12,558)
Total amortization	$6,477	$12,758

(k)	The pro forma adjustments for income tax (benefit) expense are as follows:

	Six months ended	Twelve months ended
	December 31, 2017	June 30, 2017
Tax effect of amortization adjustment	$(2,461)	$(4,848)
Effect of remeasurement of existing FCX deferred taxes due to tax reform	(15,021)	—
Total tax benefit	$(17,482)	$(4,848)

Note 5 – Finance Adjustments (amounts in thousands)

(a)	The financing adjustments of $765,870 to cash reflect cash received under the Credit Facility less the cash repayment of the old term loan and related fees.

(b)	The financing adjustment to other current assets and other assets is to account for the deferred financing fees related to the new Credit Facility.

(c)
The financing adjustment to current portion of long-term debt and long-term debt is to remove the short-term and long-term debt related to the old term loan and revolver and add the short-term and long-term debt related to the new Credit Facility as well as to account for deferred financing fees related to the new credit facility.

(d)	The financing adjustment to other current liabilities reflects the payment of accrued interest related to the old term loan.

(e)	The financing adjustment to retained earnings reflects the costs associated with the new Credit Facility that could not be capitalized.

(f)
The financing adjustments to interest expense, net reflect the estimated interest expense associated with the new Credit Facility as well as the reversal of prior FCX related interest expense and Applied interest expense related to the prior credit facility. Applied assumed an average interest rate on the revolver of 3.41% and an average interest rate of 3.61% for the term loan. The impact of an increase or decrease of 0.125% change in the interest rate would cause a change of $1,123 and $560 for the twelve months and six months ending December 31, 2017, respectively. The estimated interest expense amounts are as follows:

	Six months ended	Twelve months ended
	December 31, 2017	June 30, 2017
Interest expense on new credit facility	$16,248	$32,187
Reversal of prior FCX interest expense	(8,806)	(16,639)
Reversal of Applied interest expense relating to prior credit facility	(1,661)	(3,040)
Total	$5,781	$12,508

(g) The financing adjustments for income tax expense are for the tax effect of the interest adjustments (see note 5 (f)) for the six months ended December 31, 2017 and the twelve months ended June 30, 2017.

Note 6 - Non-reoccurring acquisition costs (amounts in thousands)

(a)	Applied expects to incur approximately $7,000 of non-recurring acquisition costs during the 3 months ended March 31, 2018 that are not included in the pro forma statements of operations.